EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, E. Thomas Hart, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of QuickLogic Corporation on Form 10-Q for the quarter ended March 29, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of QuickLogic Corporation.

By:	/s/ E. Thomas Hart
Date:	May 8, 2009
Name:	E. Thomas Hart
Title:	Chairman of the Board and Chief Executive Officer

I, Ralph S. Marimon, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of QuickLogic Corporation on Form 10-Q for the quarter ended March 29, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of QuickLogic Corporation.

By:	/s/ Ralph S. Marimon
Date:	May 8, 2009
Name:	Ralph S. Marimon
Title:	Vice President, Finance and Chief Financial Officer